Exhibit 99.1

CONFIDENTIAL

CONFIDENTIAL

Important: Read this letter carefully and complete as indicated. Forward this letter signed and completed together with your check to Wellness Center USA, Inc., at the address shown in paragraph 15.

SUBSCRIPTION AGREEMENT

The undersigned (“Subscriber”), a resident of _____________________  hereby subscribes for and agrees to purchase and pay for an aggregate of (a) __________ shares (the “Shares”) of the common stock, par value $0.001 per share (the “Common Stock”), of Wellness Center USA, Inc., a Nevada Corporation (“WCU”), and (b) common stock purchase warrants (the “Warrants”) to purchase an aggregate of __________ shares (the “Warrant Shares”) of the Common Stock, for aggregate consideration of $________________________ (the “Aggregate Purchase Price”), on the terms and conditions set forth herein.  The Shares, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the “Securities.”

In order to induce WCU to accept this subscription, and in order to determine whether I am qualified to acquire the WCU Shares pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (“Act”), provided by Section 4(2) of the Act or Regulation D promulgated thereunder, and pursuant to any other applicable laws regulating the offer and sales of securities in the state or states in the United States in which I am domiciled or reside, I hereby represent and certify that:

1.

I have been fully informed to my complete satisfaction concerning the organization aspects, business, limited current operations, finances, and all other matters relating to WCU which I consider significant for the purpose of making an investment decision with respect to the Shares. Further, I am familiar with WCU’s most recent filings. I have been offered the opportunity to discuss WCU and its affairs with members of WCU’s management, to review such documents and records as I consider appropriate, and have received all information, which I have requested with respect to WCU. I am aware of the present concentrated stock holdings of WCU.

2.

I am fully aware of all of the risks involved in purchasing the Shares.

3.

I am aware that there will be limited liquidity in an investment in WCU Shares.

4.

I am aware that the Shares do not carry preemptive rights or cumulative voting.

5.

I am aware that there can be no assurance that WCU will be profitable in the future.

6.

I also am aware that WCU will be in need of additional funds in order to attempt to fulfill its business plans and there is no assurance that it will be able to obtain such funds.

7.

I understand that other persons may be offered WCU Shares on terms and conditions which may be more advantageous than the terms and conditions I am being offered.

8.

I understand that there may be a limited market for WCU’s Shares and that there can be no assurance that an active market will develop in the future.

9.

I understand that the Shares have not been registered nor have they been registered or qualified under the applicable securities laws of any state in the United States, and are being issued in reliance upon the truth and accuracy of the representations made herein with respect to my investment intent and suitability as an investor. I hereby certify that I am purchasing the Shares for investment for my account, with no present intention of making any sale, transfer or distribution of them. I understand that the Shares may not be sold or transferred without registration under the Act, or qualification or registration under the applicable state securities laws, unless there is an exemption from such registration or qualification then available. I consent to having a legend on the certificate representing the securities to that effect. I am aware that the WCU Shares will carry certain limited registration rights.

10.

I am a sophisticated investor with substantial experience in securities of speculative businesses. I am able to judge the suitability of this investment for me and the risks involved, and I understand that the shares will be unmarketable for an indefinite period of time, and that if WCU is not successful, all or a substantial part of my investment could be lost. I further certify that my net worth or annual income is such that the loss of my entire investment, or its unavailability, will not result in serious financial harm or determent to me.

11.

I am aware that WCU may sell shares to me only if I qualify according to the express standards stated herein. If the shares are purchased in a fiduciary capacity, the person or persons for whom the purchase is made meet the standards set forth herein and the representation and warranties shall be deemed to have been on behalf of the person or persons for whom I am so purchasing. I represent and warrant that I meet the following investors standards:

11.1

I am at least 21 years of age. I, or my representatives, have been afforded access to such information concerning WCU and about the proposed operations of WCU as have been requested by me or them and that such materials were sufficient to enable me to arrive at a reasoned investment decision with respect to an investment in the shares.

11.2

I meet one of the standards as an “Accredited Investor”; as such term is defined in Rule 501(a) of Regulation D as I have indicated in the attached Investor Suitability Questionnaire (“Questionnaire”), which I have executed.

12.

On the terms and subject to the conditions of this paragraph 12, I shall have the limited right to register the Shares as described herein. For purposes of this discussion, the term “Holders” includes those shareholders that have purchased WCU Shares under a Subscription Agreement having terms substantially identical to the terms of this Subscription Agreement.

12.1

“Piggyback” Registration Rights Holders shall have the right to register the Registrable Securities under the Act in connection with future underwritten public offerings of WCU Shares. The term "Registrable Securities" means: (i) the Shares issued in connection with this Subscription Agreement; (ii) the Shares issued or issuable upon the exercise of any warrants or rights to purchase Shares issued in connection with this Subscription Agreement; and (iii) any other securities of WCU issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Shares referenced in (i and ii) immediately above, excluding in all cases, however, any Registrable Securities sold in any public offering pursuant to a registration or an exemption from registration.

On the terms and subject to the conditions stated herein, each time WCU shall determine to file a registration statement under the Act in connection with the proposed offer and sale for money of any of its shares in an underwritten public distribution by it (other than (i) a registration statement relating solely to employee stock option or purchase plans, or (ii) a registration statement on Form S-4 relating solely to Rule 145 under the Act), WCU shall give written notice of its determination to Holders; provided, however, that WCU shall have no such obligation if the managing underwriter of the subject proposed offering objects in a writing addressed to WCU to the inclusion of any Registrable Securities in the subject registration statement or offering.

Under Holders’ written request, which must have been received by WCU within 20 days after any such notice from WCU, WCU shall use its best efforts to cause all such Registrable Securities of which Holders have requested registration to be included in such registration statement and in any necessary registration, qualification or other filing under the applicable state securities or blue sky laws, all to the extent required to permit the sale or other disposition to be made of the Registrable Securities to be so registered. In the event that the aggregate number of Registrable Securities requested by the Holders to be registered in any underwritten public distribution (the “Piggyback Shares”) exceeds twenty percent (20%) of the aggregate number of Shares being registered in such underwritten public distribution, then the aggregate number of the Piggyback Shares to be registered and included in such public distribution shall be reduced pro rata among the Holders of the Piggyback Shares to twenty percent (20%) of the aggregate number of Shares being registered in such underwritten public distribution.

All Holders proposing to distribute their Registrable Securities through an underwriting pursuant to this paragraph 12 shall (together with WCU and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by WCU. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to WCU and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall not be withdrawn from such registration except at the election of the Holder.

Holders shall cooperate with WCU, execute any documents, instrument and agreements, and take any further actions reasonably necessary to effect such registrations, qualifications or other filings, and the public offering in connection therewith shall be paid by WCU; provided, however, that Holders of the Piggyback Shares participating in any such registration shall bear their pro rata share of the underwriting fees, discounts and commissions. Holders shall not sell or otherwise transfer any WCU Shares held by them which are not included in the underwritten public offering for a period commencing on the date of the commencement of the public offering, and ending on the earlier of the date of termination of the public offering or 90 days from the commencement of the public offering.

Notwithstanding any contrary provision of this paragraph 12, WCU shall not be required to effect any registrations under the 1933 Act or under any state securities laws on behalf of any Holder or Holders if, in the opinion of counsel for WCU, the offering or transfer by such Holder or Holders in the manner proposed (including, without limitation, the number of shares proposed to be offered or transferred and the method of offering or transfer) is exempt from the registration requirements of the 1933 Act and the securities laws of applicable states.

12.2

Termination of Piggyback Registration Rights The piggyback registration rights under this paragraph 12 are not transferable or assignable and shall terminate on the first anniversary of the date of the issuance of the Registrable Securities to the undersigned Holder.

12.3

Expenses of Registration All expenses incurred in connection with any registration shall be borne by WCU; provided, however, WCU shall not be required to pay any fees of Holders’ legal counsel or any underwriter fees, discounts or commissions.

12.4

No Assurance of State Registration There can be no assurance that the state in which an investor resides will permit the registration of the Registrable Securities within such state, Accordingly, even if the Shares are subsequently registered under federal securities laws, of which there can be no assurance, there can be no assurance that the Shares can be registered under applicable sate law due to merit or other requirements. Accordingly, there can be no assurance that an investor will be able to have his or her Shares registered in his or her state of residence. In such event, the investor would continue to own restricted securities under the state securities law.

13.

I further represent and warrant that:

13.1

Considering all facts in my financial and personal circumstances (including, but not limited to any health problems, unusual family responsibilities and requirements for current income) I am able to bear the economic risk of an investment in Shares, including a loss of my entire investment.

13.2

I am purchasing the Shares for my own account for personal investment purposes only and with no view to or any present intention, agreement or agreements for the distribution, transfer, assignment, resale, subdivision or hypothecation thereof, and I understand that in any event such shares will be subject to restrictions against any such transferability in the absence of registration under the Act.

14.

I have the full power and authority to execute and deliver this Subscription Agreement and to perform its obligations hereunder and this Subscription Agreement is a legally binding obligation of Subscriber in accordance with its terms.

15.

All checks for subscription shall be made payable to “Wellness Center USA, Inc.” and delivered to Wellness Center USA, Inc., 1014 E. Algonquin Road, Suite 111, Schaumburg, IL 60173.

Dated: _____/____/____

Agreed to and Accepted:

Wellness Center, USA, Inc.

By:___________________

By:  ________________________________

     Andrew J. Kandalepas

Name:  _________________________

      President

Social Security or TAX # xxx-xx-xxx

INVESTOR SUITABILITY QUESTIONNAIRE

Name of Subscriber:

This Investor Suitability Questionnaire (this “Questionnaire”) pertains to the offer and sale of shares of unregistered common stock, $0.001 par value per share, of Wellness Center USA, Inc. (“WCU”).

The undersigned Subscriber represents and warrants to WCU that:

(a) The information contained herein is complete and accurate and may be relied upon by WCU; and

(b) Subscriber will notify WCU immediately of any material change in any of such information occurring prior to the acceptance or rejection of the Subscriber’s subscription for WCU Shares.

INSTRUCTIONS:

This Questionnaire concerns investors who are “Accredited Investors,” as that term is defined and construed pursuant to Regulation D under the Securities Act of 1933

IF THE INVESTOR IS A PARTNERSHIP, PLEASE ATTACH AN EXECUTED COPY OF THE PARTNERSHIP AGREEMENT AND ALL AMENDMENTS THERETO.

IF THE INVESTOR IS A CORPORATION, PLEASE ATTACH A COPY OF THE ARTICLES OF INCORPORATION AND A BOARD OF DIRECTORS RESOLUTION (CERTIFIED BY THE SECRETARY OF THE CORPORATION) AUTHORIZING THIS INVESTMENT.

IF THE INVESTOR IS A TRUST PLEASE ATTACH A COPY OF THE TRUST AGREEMENT AND ALL AMENDMENTS THERETO.

1.

FOR INDIVIDUAL INVESTORS ONLY:

Initial  _______

a.  I certify that I have an individual net worth, or my spouse and I have a combined net worth, in excess of $1,000,000.  For purposes of this Questionnaire, “net worth” means the excess of total assets as fair market value, (including principal residence, home furnishing, and automobiles) over total liabilities.

or

Initial  _______

b.  I certify that I had individual income, exclusive of any income attributable to my spouse, of more than $200,000 in each of the two calendar years preceding the calendar year in which this Questionnaire is submitted, and I reasonably expect to have an individual income in excess of $200,000 during the current calendar year.

or

Initial  ________

c.  I certify that my spouse and I had joint income of more than $300,000 in each of the two calendar years preceding the calendar year in which this Questionnaire is submitted, and reasonably expect to have joint income in excess of $300,000 during the current calendar year.

2.

FOR CORPORATIONS, BUSINESS TRUSTS, OR PARTNERSHIPS:

Initial  _______

d. Subscriber certifies that it was not formed for the specific purpose of acquiring the Notes and that Subscriber has total assets in excess of $5,000,000.

or

Initial  _______

e.  Subscriber certifies that all of its equity owners are accredited investors under either 1(a) above (i.e., $1,000,000 net worth) or 1(b) or 1(c) above (i.e., $200,000 individual or $300,000 joint income).  Please list below the names of all equity owners and the manner in which they qualify (check applicable category).

Check Applicable Column
$200,000
(individual)
or $300,000
	$1,000,000	(joint)
Names of All Equity Owners	Net worth	Minimum Income
	( )	( )
	( )	( )
	( )	( )

3.

FOR TRUSTS:

Initial  ______

f.  The undersigned financial institution certifies that it is (i) a bank, savings and loan association, or other regulated financial institution; (ii) acting in its fiduciary capacity as trustee; and (iii) subscribing for the purchase of the Notes on behalf o the subscribing trust.

or

Initial  _______

g.  The undersigned certifies that the subscribing trust has total assets in excess of $5,000,000, and that the person making the investment decision on behalf of the trust has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Interests.

or

Initial  ________

h.  The undersigned certifies that it is a revocable trust that may be amended or revoked at any time by the grantors thereof, and all of the grantors are accredited investors under either 1(a) above (i.e., $1,000,000 net worth) or 1(b) or 1(c) above (i.e., $200,000 individual or $300,000 joint income.)  Please list below the names of all grantors.

Check Applicable Column
$200,000
(individual)
or $300,000
	$1,000,000	(joint)
Names of All Grantors	Net worth	Minimum Income
	( )	( )
	( )	( )
	( )	( )

4.

FOR EMPLOYEE BENEFIT PLANS (INCLUDING KEOGH PLANS):

Initial  ________

i.  The undersigned is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“Erisa”), and the discussion to invest in the Partnership was made by a plan fiduciary (as defined in Section 3 (21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment adviser.  Please state the name of such plan fiduciary:

or

Initial  ________

j.  The undersigned is an employee benefit plan within the meaning of ERISA and has total assets in excess of $5,000,000.

or

Initial  ________

k. The undersigned is an employee benefit plan within the meaning of ERISA, the plan is self directed, and the investment decision is being made by a plan participant who is an accredited investor under either 1(a) above (i.e., $1,000,000 net worth) or 1(b) or 1(c) above (i.e., $200,000 individual or $300,000 joint income).  Please list below the names of all such participants.

Check Applicable Column
$200,000
(individual)
or $300,000
	$1,000,000	(joint)
Names of All Participants	Net worth	Minimum Income
	( )	( )
	( )	( )
	( )	( )

5.

FOR INDIVIDUAL RETIREMENT ACCOUNTS:

Initial  ______

l. The undersigned hereby certifies that the beneficiary thereof is an accredited investor under either (a) above (i.e., $1,000,000 net worth) or (b) or (c) above (i.e. $200,000 individual or $300,000 joint income).

6.

FOR 501(C)(3) ORGANIZATIONS:

Initial  _______

m. The undersigned hereby certifies that it is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the Notes, with total assets in excess of $5,000,000.

Dated: _____________________, 20___

___________________________

Print Name

___________________________

Signature